SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

  Date of Report (Date of earliest event reported) February
                          24, 2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number  1-13082


New York                                  13-3131650
 (State or other jurisdiction of      (I.R.S. Employer
 incorporation or organization)       Identification Number)

603 West 50th Street, New York, NY           10019
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (212) 265-1500


                       Not Applicable
(Former name or former address, if changed since last report)

Item 2.02.  Disclosure of Results of Operations and
Financial Condition.


      On February 24, 2005, Kenneth Cole Productions, Inc. (the "Company") (NYSE: KCP) issued a press release announcing the Company's results for the fourth quarter and full year ended December 31, 2004, which press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits:

          99.1 Press release dated February 24, 2005.


Limitation on Incorporation by Reference

     In accordance with General Instruction B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.




                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: February 25, 2005      By:     /s/ DAVID P.EDELMAN
                              Name:   David P. Edelman
                              Title:  Chief Financial Officer










                        Exhibit Index

Exhibit No.                   Description

     99.1              Press Release dated February 24, 2005

Company Contact:              Investor Relations Contact:
David Edelman                 James R. Palczynski
Chief Financial Officer       Principal
Kenneth Cole Productions,Inc. Integrated Corporate Relations, Inc.
(212) 265-1500                (203) 682-8229


  Kenneth Cole Productions, Inc. Announces Full-Year Results Reports $1.74 of Full Year EPS vs. Year-ago $1.59 on Record
                          Revenues
 Full Year Operating Income Increases 10.8% to $56.4 Million
       Increases Quarterly Dividend to $0.16 Per Share

     New York, New York, February 24, 2005 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the fourth quarter and full fiscal year ended December 31, 2004. The company's fourth quarter revenues increased 5.3% to $136.1 million, while full-year revenues increased 10.2% to $516.2 million. Fourth quarter earnings per diluted share decreased to $0.45 versus $0.49 in the year-ago period, though full-year earnings per diluted share increased 9.4% to $1.74 versus $1.59 in fiscal 2003.
     Chairman and Chief Executive Officer Kenneth Cole said, "Our annual results are a testament to the overall strength of the company and demonstrate our ability to grow regardless of environmental circumstances or challenges in any one particular segment of the business. We are also pleased with an improving Spring performance across most of our businesses."
     Fourth quarter wholesale revenues of $59.6 million were up 4.1% versus the prior year's level and full-year wholesale revenues increased 9.8% to $279.4 million. Consumer direct revenues for the fourth quarter increased 3.9% versus last year to $63.8 million despite a 5.0% comp store sales decline. Even so, full-year consumer direct revenues increased 10.5% to $194.0 million and showed a comparable store sales gain of 2.8%. Licensing revenue for the fourth quarter increased by 19.9% to $12.6 million versus the prior year. For the full year, licensing revenue increased by 11.8% to $42.8 million.
     Gross margin for the fourth quarter was 47.0%, comparable with the year-ago level. Gross margin for the full year was 44.8%, also comparable with the fiscal 2003 level.
     While SG&A as a percent of revenues for the full year increased only 10 basis points, to 33.8% of revenues, SG&A as a percent of revenues for the fourth quarter was 36.0% of revenues versus 33.7% in the year-ago quarter. This increase was driven by some de-leveraging as a result of lower than anticipated revenues, increased infrastructure, and higher than anticipated costs for Sarbanes Oxley compliance.
     The Company's consolidated inventories of $47.2 million on December 31, 2004 were up 5.2% versus the year-ago level. Wholesale inventory increased by 9.6% to $24.9 million and consumer direct inventory increased 0.6% to $22.3 million. The Company noted that its inventory is current and that it is comfortable with existing levels.
     Kenneth Cole Productions, Inc. today also issued earnings guidance for the first quarter and full fiscal year of 2005. For the first quarter, the Company anticipates revenues in a range from $128 to $132 million and earnings of $0.36 to $0.38 per diluted share. For the full year, the Company anticipates revenues in a range of $550 to $575 million and earnings per diluted share in the range of $1.94 to $2.00. The Company noted that this guidance includes both the anticipated non-cash expense of adopting FASB 123R in the third quarter of 2005 and a tax gain associated with the American Jobs Creation Act of 2004.
     The company also announced today that its board of directors voted to increase its quarterly dividend by $0.02 to $0.16 per share. The fourth quarter dividend is payable to shareholders of record as of March 9th and is payable on March 25th.

About Kenneth Cole Productions, Inc.
Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Kenneth Cole Reaction", "Unlisted, a Kenneth Cole Production," "Tribeca, a Kenneth Cole Production" and "Bongo." The company has also granted a wide variety of third party licenses for the production and sales of men's, women's, and children's apparel and accessories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores in addition to being sold direct to consumers through catalogs and e-commerce.

Forward Looking Statement Disclosure
The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

               Kenneth Cole Productions, Inc.

(In thousands, except      Quarter Ended           Year Ended
Per share amounts)     12/31/04   12/31/03    12/31/04   12/31/03
Net Sales              $123,438   $118,709    $473,438   $430,101

Licensing Revenues       12,616     10,526      42,763     38,252
                       --------   --------    --------   --------
Total Revenue          $136,054   $129,235    $516,201   $468,353
                       ========   ========    ========   ========
Gross Profit           $ 63,918   $ 60,699    $231,384   $209,896

Selling, Gen'l &
Admin.                   49,001     43,616     174,519    157,824
Asset Impairment            448      1,153         448      1,153
                       --------   --------    --------   --------
Operating Income         14,469     15,930      56,417     50,919
Interest and other
Income                      490        175       1,411        825
                       --------   --------    --------   --------
Income before taxes      14,959     16,105      57,828     51,744

Income tax expense        5,685      5,959      21,976     19,145
                       --------   --------    --------   --------
Net Income             $  9,274   $ 10,146    $ 35,852   $ 32,599
                       ========   ========    ========   ========

Net Income per share:
Basic                  $    .46   $    .51    $   1.79   $   1.66
Diluted                $    .45   $    .49    $   1.74   $   1.59
Average Shares Outstanding:
Basic                    20,128     19,761      20,050     19,609
Average Shares Outstanding:
Diluted                  20,579     20,776      20,652     20,486

Balance Sheet Data:
                               Dec. 31, 2004      Dec. 31, 2003
Working Capital                  $173,007         $154,161
Cash & Marketable Securities     $120,014         $111,102
Inventory                        $ 47,166         $ 44,851
Total Assets                     $304,587         $273,841
Debt                             $      0         $      0
Total Shareholders' Equity       $216,528         $196,334